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                                                                       EX-99.B1

                                                          Articles Supplementary


                           ARTICLES SUPPLEMENTARY
                                     TO
                          ARTICLES OF INCORPORATION
                                     OF
                           VAN WAGONER FUNDS, INC.

        Pursuant to Section 2-208 of the Maryland General Corporation Law (the "MGCL"), Van Wagoner Funds, Inc., a Maryland corporation having its registered office in Baltimore, Maryland (the "Company"), does hereby certify to the State Department of Assessments and Taxation of Maryland (the "Department") that:

        FIRST: The Company is registered as an open-end investment company under the Investment Company Act of 1940.

        SECOND: Pursuant to Section 2-105(a)(9) of the MGCL and Article IV of the Company's Articles of Incorporation, the Board of Directors of the Company duly adopted on October 17, 1997 resolutions (a) designating 100,000,000 shares of the Company's previously undesignated Common Stock, $.0001 par value, as follows:

           Class                        Fund                   Shares
           -----                        ----                   ------
             G              Technology Fund*                100,000,000

         _______________

        *  or such other name designated by the Company's Board of Directors.

and (b) authorizing and directing the filing of these Articles Supplementary for record with the Department.

        THIRD: The respective preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption of each class of the Company's Common Stock, $.0001 par value, are as set forth in Section B of Article IV of the Company's Articles of Incorporation.

        FOURTH: These Articles Supplementary shall become effective as of the time they are accepted by the Department for record.

        IN WITNESS WHEREOF, the Company has caused these presents to be signed in its name and on its behalf by its Vice President and attested by its Secretary as of this ____ day of October, 1997.

                                            VAN WAGONER FUNDS, INC.


                                            By: ________________________________
                                                 Peter Kris, Vice President


                                            Attest: ____________________________
                                                     Garrett R. Van Wagoner,
                                                     Secretary